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                                                                  EXHIBIT 10(p)

                           AMENDMENT NO. 1 TO THE
                      PEDIATRIC SERVICES OF AMERICA, INC.
                    NON-QUALIFIED DEFERRED COMPENSATION PLAN

The Non-Qualified Deferred Compensation Plan of Pediatric Services of America, Inc. (the "Plan") is hereby amended as follows:

(1) Section 2.4 is hereby deleted in its entirety and replaced with the following in its stead:

     2.4 Written Election by Participant. Each Key employee designated by the
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Board as a Participant for a Plan Year shall submit to the Plan Committee a
Written Election within 30 days before or after the first day of the Plan Year for which he has been designated as a Participant. If a Key Employee will become a Participant after the first day of a Plan Year, he shall have 30 days before or after the first day of participation to submit the Written Election. If a Participant fails to submit a Written Election within 30 days after the Entry Date on which he became a Participant, he may not participate in the Plan until the first Entry Date of the next succeeding Plan Year (provided that he continues to be eligible under Section 2.1).

(2) All other terms and conditions shall remain in effect.

     IN WITNESS WHEREOF, the Company has amended the Plan on January 27, 2000.

                                           PEDIATRIC SERVICES OF AMERICA, INC.



                                           By:  /s/ Joseph D. Sansone
                                                ------------------------------
                                                    Joseph D. Sansone
                                                    President

                                          By:  /s/ James M. McNeill
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                                                   James M. McNeill
                                                   Secretary